PUBLIC DEED NUMBER

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WHEREBY, the company PRICESMART PANAMA, S.A. enters into a Loan Agreement with THE BANK OF NOVA SCOTIA, secured with the First Mortgage and Antichresis established on Property No. 69971 P.H., Province of Panama.

Panama, _______, ___, 2009

In the city of Panama, capital of the Republic and head of the Notary Circuit bearing the same name, on , two thousand and nine (2009), before me, TANIA SUSANA CHEN GUILLEN, Second Public Notary (Second Deputy) of the Circuit of Panama, with personal identification card number four-two hundred and fortyfour-six hundred and fifty-three (4-244—653), personally appeared: BRENDA DE McCULLOUGH, female, Panamanian, of legal age, married, banker, neighbor of the city of Panama, with Identity Card Number eight—one hundred and sixty seven- five hundred and ninety-two (8- 167-592), acting on behalf and in representation of THE BANK OF NOVA SCOTIA, a corporation constituted and organized in accordance to the laws of Canada, authorized to do business in the Republic of Panama, as evidenced in card S.E. zero zero one two four (000124)of the Microfilm (Trade) Section of the Public Registry, in her capacity as Legal Representative and General Proxy of such bank, authorized to enter into this agreement as stated in card S.E. zero zero zero one two four (000124), role sixty-two thousand eight hundred and fifty-five (62855), image zero zero sixty-eight (0068) of the Microfilm (Trade) Section of the Public Registry, who from here on in shall be referred to as THE BANK, on the one hand, and, on the other, Mr. ERIC TORRES, male, US citizen, of legal age, married, executive, resident of the city of Panama, bearer of Passport Number zero nine three nine zero four seven four six 093904746), stating that he does not require an interpreter since he understands the Spanish language and is acting on behalf and in representation of the company PRICESMART PANAMA, S.A., registered in the Public Registry under Volume eight hundred and ninety-eight (898), folio two hundred and forty-one (241), entry one hundred and two thousand four hundred and sixteen (102416) updated on Card three hundred and eight thousand seventy-one (308071), Role forty-seven thousand six hundred and seventy (47670), image sixty (60), of the Microfilm (Trade) section of the Public Registry, duly authorized to enter into this agreement, as evidenced in the minutes of the Shareholders meeting delivered for the formal registration of this public deed in the records of the notary, and that from here on in shall be referred to as THE DEBTOR, individuals that I am acquainted with and request that I state the following in this Public Deed, as I do hereby proceed to do:

I. LOAN AGREEMENT

FIRST (Loan sum): THE BANK states that on this date it has granted THE DEBTOR a loan for the sum of TEN MILLION DOLLARS (us$10,000,000.00) if the official currency of the United States of America, sum which THE DEBTOR may make use of by means of a sole (1) disbursement, as soon as all the preceding conditions, stated further on in this public deed, have been satisfied.  THE DEBTOR hereby states that the sum received as a loan shall be used to finance debts between affiliate companies.

SECOND (Interests): THE DEBTOR is hereby compelled to pay THE BANK, on a monthly basis, interests based on an annual rate calculated on the owned balances resulting from adding four percentage points (4%) to the "London Interbank Offered Rate"("LIBOR") quoted for thirty (30) calendar day periods, the minimum rate being set at seven point five percent (7.5%). THE DEBTOR agrees and accepts that the sums indicted by THE BANK as owned for the concept of interests shall be held as precise, settled and payable. THE BANK shall establish the rate as per that already stated, with the regularity or frequency that THE BANK considers convenient, at its sole discretion. THE DEBTOR shall likewise authorize THE BANK so that, upon receiving any payment with regard to the obligations hereby undertaken in favor of THE BANK, such may ascribe the payment, freely and at its full discretion, to the payable interests. It is hereby determined that in the event of a judicial enforcement, the minimum interest rate adjustable by THE BANK, payable as of the date on which the demand is submitted, shall be eighteen percent (18%) . It is hereby agreed that, exclusively for the effects of article one thousand five hundred and ninety-four (1594) of the Civil Code, the interest rate shall in no event be less than seven point five percent (7.5%).

It is hereby agreed that THE BANK may vary the differential or percentage of interests charged, as many times as it considers convenient, based on the LIBOR rate mentioned above, whether to increase or decrease such rate. In the event of an increase or decrease to the referenced differential, as per that previously stated, THE BANK shall inform THE DEBTOR of the new differential and, if within a term of ten (10) calendar days following the remittance of such communication, THE DEBTOR does not state its disagreement in writing, such differential shall be accepted and effective as of the date on which it is indicated by THE BANK. If, on the contrary, a party of THE DEBTOR states its disagreement with such differential, then the entire debt shall be considered to have expired and THE DEBTOR shall be compelled to cancel the obligation within sixty (60) calendar days following such statement. It is also likewise agreed that if due to circumstances affecting the financial markets of Panama or London, THE BANK is unable to obtain LIBOR rate quotes, or if it is economically detrimental or impossible for THE BANK, at its sole discretion, to continue using such quote at the established interest rate to be paid for by THE DEBTOR on the sums owed to THE BANK by virtue of this loan, then THE BANK shall notify THE DEBTOR of such event, and THE DEBTOR and THE BANK, as of the date of such notice and for a fifteen (15) calendar day period shall, in good faith, negotiate with the aim of finding an alternate source that is mutually acceptable to the parties as a basis to establish the interest rate applicable to this loan.

If THE DEBTOR and THE BANK reach an agreement regarding the use of an alternate source as a basis to establish the interest rate applicable to this loan, such rate shall be applicable after the before mentioned fifteen (15) calendar days have elapsed. If, on the contrary,the parties are unable to reach an agreement regarding the referred to alternate source, then THE BANK shall indicate the new interest rate applicable to this loan, which shall be effective as of the end of the before-mentioned fifteen (15) calendar day period and in the event that THE DEBTOR states its disagreement with such new rate, then the entire debt shall be considered to have expired and THE DEBTOR shall be compelled to cancel the obligation within sixty (60) calendar days following its statement, in which event THE BANK shall not charge THE DEBTOR the early payment penalty.— In the event that THE BANK should receive a request from THE DEBTOR, in writing, to turn the loan interest rate into a fixed rate, THE BANK, within a term of ten (10) calendar days following the request, must send the rate proposed by THE BANK.

Should THE DEBTOR accept such proposal, the modifications necessary to correct this Agreement shall be made, so as to reflect the fixed rate agreed on by the parties. Accepting or rejecting the proposal by THE BANK shall be at the complete discretion of THE DEBTOR. In the event that THE DEBTOR does not accept the new fixed rate proposed by THE BANK, it shall then have the option of continuing with the rate that was agreed on and applied to this loan.- For the purposes of calculating interests, the number of calendar days that have elapsed shall be taken into account and one (1) three hundred and sixty (360) day year shall be used asa basis. THE DEBTOR is compelled to make the first of such interest Payments as of a thirty (30) calendar day period following the effective date of the disbursement of the loan and the other payments on the same day of each of the following months, until the debt has been fully repaid.

Additionally, THE DEBTOR is compelled to pay THE BANK the state rate applied to the Special Interest Compensation Fund (FECI for its initials in Spanish) on the dates and by means of the method agreed on for interest payment, interest rate the represents an additional one percent (1%)with regard to the agreed on interest rate and that may be adjusted according to the criteria of the government of the Republic of Panama.It is hereby expressly agreed that, in the case of delayed payment, THE BANK may credit the payable interests to the payable loan capital so that new interests are earned from such along with the capital, without prejudice to the right of THE BANK to declare such as an overdue loan.  Exclusively and for the effects of that provided by Agreement number three-two thousand and two (3-2002), dated March twenty-seven (27), two thousand and two (2002), issued by the Bank Superintendency, the parties hereby state that the effective interest rate presently produced with regard to this Agreement is seven point six thousand two hundred and fifty-four percent (7.6254%), calculated upon prorating the organizing commission of one point twenty-five percent (1.25%) between the ten (10)year term of this loan producing an annual total of zero point one hundred and twenty-five percent (0.125%) to which, in turn, the minimum currently applicable interest rate of seven point fifty percent (7.50%) is applicable. The LIBOR rate plus four percent (4%) shall be used when the total interest rate (that is to say, the LIBOR plus 4%) turns out to be greater than seven point fifty percent (7.50) . It is hereby understood that the effective rate will vary in the event that any of the elements used to calculate such should vary. It is hereby understood that the prepayment of this loan shall not be subject to the early payment penalty.

THIRD (Payment Term and Method): THE DEBTOR is hereby compelled to pay THE BANK the entire owed sum, that is to say, the sum of TEN MILLION DOLLARS (US$10,000,000.00) in the official currency of the United States of America, plus the interests and FECI stipulated in the previous clause, within a term of five (5) years, renewable at the exclusive option of THE BANK, for one (1) additional five (5) year period, following the effective date corresponding to the disbursement of the loan, according to the books of THE BANK, by means of FIFTY-NINE (59) monthly, consecutive payments of capital for a sum of no less than EIGHTY-THREE THOUSAND THREE HUNDRED AND THIRTY-THREE DOLLARS AND THIRTY-THREE CENTS (US$83,333.33), in official currency of the United States of America, each, plus interests and FECI, and the first of such payments must be made as of a period of thirty (30) calendar days following the effective date of the disbursement of the loan, plus a final payment for the sum that appears as payable by THE DEBTOR, as per the books of THE BANK, on the date in which, in accordance with that provided in this clause, the term of five (5) years, renewable at the option of THE BANK for one (1) additional five  (5) year period, is fulfilled. In any event, the entirety of the sums that appear as payable by THE DEBTOR for the concept of capital and interests due, commissions or any other reason, according to the books of THE BANK, must be fully paid for upon the expiration of the five (5) year term set out in this clause. However, if THE BANK has not claimed payment of the owed balance to THE DEBTOR, in writing, fifteen (15) calendar days before the expiration of such term, the expiration date shall, tacitly, be construed to have been extended for an additional five (5) years and THE DEBTOR, during such extended period, shall continue making the monthly and consecutive payments to capital, each for a sum of no less than EIGHTY-THREE THOUSAND THREE HUNDRED AND THIRTY-THREE DOLLARS AND THIRTY-THREE CENTS (US$83,333.33) in the official currency of the United States of America, plus interests and FECI. Every payment that must be made by THE DEBTOR to THE BANK, according to this agreement, shall be made in cash at the headquarters of THE BANK, in the city of Panama, Republic of Panama, or at the place indicated by THE BANK to THE DEBTOR. It is hereby understood that THE DEBTOR may make extraordinary Payments towards its debt on the interest payment dates, notifying THE BANK, seven (7) calendar days beforehand, and such shall only be applied to the expiration of the payments agreed on in this clause in the inverse order. Extraordinary payments made in this way shall be ascribed to the interest payment pending payment at that time, if such exist, and, if that were not the case, to the capital, and it is agreed that such extraordinary payments shall not free THE DEBTOR from its obligations to make the payments agreed on in this clause.In the case of delays in the payment of capital, or interests, THE BANK, without requiring notice or demand for payment, shall have the right to charge minimum interests on payment in arrears at an annual rate of eighteen percent (18%), calculated as of the date on which such payment expires until the full and complete payment of such. Likewise and without detriment to the charge for payment of interests in arrears, in the event of delays in payments to capital, or to interests, THE BANK may charge an administrative management fee, which shall be estimated according to the criteria approved by THE BANK, and shall not exceed the standard of the Panamanian banking market for such effects, and such, among others, may include the sum in arrears and the timeduring which the payment has been delinquent.

FOURTH: (Commission) THE DEBTOR is compelled to pay THE BANK, for the concept of an organizational commission, the sum of ONE HUNDRED AND FIFTY-FIVE THOUSAND DOLLARS (US$155,000.00), in official currency of the United States of America, of which THE BANK accepts to have received the sum of FIFTY THOUSAND DOLLARS (US$50,000.00) in official currency of the United States of America, and therefore to date the pending payable balance for the concept of the organizational commission equals ONE HUNDRED AND FIVE THOUSAND DOLLARS (us$105,000.00) in official currency of the USA, and the remainder must be covered as follows: Fifty percent (50%) must be paid upon the signing of the Offer Letter and the other fifty percent (50%) upon the signing of this public deed.

II. SETTING UP GUARANTEES AND GENERAL CONDITIONS FIRST (Mortgage and Antichretic): THE DEBTOR states that to secure the payment of TEN MILLION DOLLARS (us$10,000,000.00) in official currency of the United States of America, received as a loan as per thatprovided in this Agreement, plus interests, FECI, costs, collection expenses and expenses of any other nature that may arise, whether judicial or extrajudicial,and to also ensure the fulfillment of each and every one of the other obligations undertaken by THE DEBTOR to THE BANK, THE DEBTOR hereby establishes a FIRST MORTGAGE AND ANTICHRESIS for a sum of up to TEN MILLION DOLLARS (US$10,000,000.00) in official currency of the United States of America, plus interests, costs, and expenses, on property number SIXTY-NINE THOUSAND NINE HUNDRED AND SEVENTY-ONE (69971),
Code eight thousand seven hundred and five (8705), registered in Volume one thousand six hundred and ninety-one, Folio three hundred and one (301), of the Property Division, Province of Panama, of the Public Registry (from here on in THE MORTGAGED PROPERTY).

It is hereby established that the mortgage constituted herein taxes any current or future betterments that may be introduced or built on THE MORTGAGED PROPERTY,as well as accessions, pending fruits, rents resulting from THE MORTGAGE, the among of the indemnifications granted to THE DEBTOR by the Insurers of the MORTGAGED PROPERTY or by virtue of expropriation by the State and shall, also, be extended to all the other objects determined or to be determined by law.By virtue of the antichresis, the rents resulting from THE MORTGAGED PROPERTY shall be taxed in favor of THE BANK, rent that THE BANK may, as of the time that THE DEBTOR falls in arrears or does not fulfill any of its obligations, may take with the object of applying such rent to the payment of interests and remaining capital owed. In the event that THE DEBTOR should incur in delays or not fulfill any of its obligations, THE BANK may at any time appoint the administrator(s) it considers appropriate, without requiring the approval of THE DEBTOR.In this event, the net product of the rents produced by THE MORTGAGED PROPERTY, after paying all the administrative expenses, shall be applied to the payment of interests and the remaining sum to the payment of capital, as previously stated. Should it prefer, THE BANK may leave THE DEBTOR in charge of the antichretic administration of THE MORTGAGED PROPERTY, and such DEBTOR from this moment on is compelled, in such event, to render accounts to the satisfaction of THE BANK.

 SECOND (Exercising the Antichresis): THE BANK, when it considers it convenient, may judicially or extra judicially request that the antichresis become effective, delivering the possession of the mortgaged property to such for its administration, without needing to file a mortgage enforcement action, but without detriment to the subsequent execution of such action. Likewise, after the mortgage enforcement action is established, THE BANK may request to be in charge of the administration of the mortgaged property that has been given in antichresis, requesting to be granted possession of such, while the judicial sale is verified. In any of the events contemplated in this clause, the Judge shall consent to such without a hearing from the enforced party, since THE DEBTOR expressly waives all notice of judicial notification with regard to such. For the appraisal effects of the mortgaged property, when THE BANK requests the administration, that value established by THE BANK for this purpose according to the appraisals carried out by an independent appraiser chosen by THE BANK, in good faith and for such purpose, shall be held as the fair value for such properties. It is hereby established that as long as THE BANK exercises its right to antichresis and the other rights referred to in the previous clause, THE BANK or the person appointed by such to administrate THE MORTGAGED PROPERTY, shallexercise the rights deriving in favor of THE DEBTOR asthe owner of the MORTGAGED PROPERTY.

 THIRD (Ownership right limitation): THE DEBTOR agrees not to tax, nor sell, rent, exchange or in any other way fully or partially transfer THE MORTGAGED PROPERTY without obtaining the prior consent of THE BANK granted in the same deed in which the sale, lease or encumbrance transaction is carried out. These prohibitions, through the agreement of the parties, constitute a limitation regarding the ownership of THE MORTGAGED PROPERTY in this agreement and the parties request the special corresponding marginal annotation from the Public Registry sine only with the express consent of THE BANK may THE DEBTOR tax, sell,lease, exchange or in any way transfer THE MORTGAGED PROPERTY.

 FOURTH (Maintenance, Inspection and Depreciation of the Mortgaged Property): THE DEBTOR is compelled to maintain THE MORTGAGED PROPERTY in good service conditions so that its value does not decrease, and THE BANK holds the right and is expressly authorized to inspect such, as long as it considers it convenient and without interrupting operations or the enjoyment of ownership by THE DEBTOR and the tenants of THE DEBTOR, so as to establish its conditions and determine if the obligations undertaken by THE DEBTOR in this agreement are sufficiently secured. for which purpose THE BANK may request the updated appraisal whenever it considers it necessary. If THE MORTGAGED PROPERTY suffers depreciation, damage or deterioration to such a degree that, in the opinion of THE BANK, it does not satisfactorily cover the obligations of THE DEBTOR, THE BANK, in addition to becoming directly in charge of the antichretic administration of such property or entrusting the antichretic administration of such property to a third party, may proceed with summary proceedings for collection for the loan to become effective, except if THE DEBTOR should offer another additional guarantee that satisfies THE BANK.

FIFTH (Fire Insurance):  THE DEBTOR is compelled to keep THE MORTGAGED PROPERTY insured by an Insurance Company acceptable to THE BANK against fire risks, with a catastrophic coverage extension and shall transfer the right to compensation that the insurance company must pay in the event of a loss to THE BANK ; for such effect, THE DEBTOR, by means of adding the corresponding mortgage creditor endorsement, shall endorse and immediately deliver to THE BANK those documents that in the opinion of THE BANK e3vidence that the insurance policy has been duly endorsed and/or renewed as required by this Agreement. It is hereby understood that the insurance policy subscribed by THE DEBTOR, in addition to covering the MORTGAGED PROPERTY, covers other insured assets that are not part of this loan, therefore, THE DEBTOR shall deliver a copy of the respective insurance policy to THE BANK. The Insurance policy shall be for one hundred percent (100%)of the value corresponding to improvements, as long as such percentage covers the balance of the loan reflected in the books of THE BANK.In the event that, according to the documents received by THE BANK as per that stipulated in this clause, the insurance policy expires before the entire sum owed to THE BANK is paid off, then THE DEBTOR shall be compelled to deliver to THE BANK, before any expiration, the documents that in the opinion of THE BANK evidence that the insurance policy has been renewed. Likewise, as long as THE BANK, in its opinion, considers it necessary, it shall pay the premium(s) to keep the fire insurance policy with a catastrophic coverage extension referred to in this clause in effect or shall subscribe a fire insurance policy, with a catastrophic coverage extension, for the sum of the loan, naming THE BANK as the beneficiary of such and, in either event, THE BANK shall charge that incurred in for the concept of premiums to the debt of the DEBTOR, at the interest rate in effect in this loan, in which case the sums paid by THE BANK shall be in any event secured with the mortgage. In the event of a loss, THE BANK shall have the right to receive the insurance value Applied to the payment of the sum appearing as Payable by THE DEBTOR, as per that stated in the books of THE BANK.  It is hereby set out that if the product of the insurance doesnot suffice for this purpose, THE DEBTOR shall immediately pay the payable balance. If, on the contrary, a balance in favor of THE DEBTOR should exist, such shall be delivered to THE DEBTOR, as may be the case. Noncompliance by THE DEBTOR of any of the obligations stipulated in this clause shall cause the expiration of the loan term and give THE BANK the right to require the immediate payment of the full owed sum.

SIXTH (Currency and payment site): All Payments for the concept of capital, interests or any other concept to be made by THE DEBTOR to THE BANK, as per this document, shall be made in US Dollars, the official currency of the United States of America, at the headquarters of THE BANK in the city of Panama, Republic of Panama (or at another branch or offices of THE BANK or at the site indicated from time to time by THE BANK to THE DEBTOR), free of any deduction or charge of any nature.In the event that the payment date of some of the Payments to capital or interests fall on a non bank workday, payment shall be made on the first following workday.

SEVENTH (Representations and Guarantees):  THE DEBTOR, hereby represents and guarantees the following to THE BANK: A. To be a duly organized and existing corporation according to the laws of the Republic of Panama. b.- To be fully capable of entering into this agreement and fulfilling its obligations under such agreement.

c. That the entering into and compliance with this agreement by THE DEBTOR has been duly authorized by all THE DEBTOR'S necessary corporative shares and such authorization is in effect.

d.- That the entering into and compliance with this Agreement by THE DEBTOR does not contravene, or constitute an event of noncompliance under (i) its articles of incorporation, (ii) any law, decree or regulation, or (iii) any material agreement to which THE DEBTOR is a party.

e.- That no consent, approval, license, authorization of validity whatsoever is required from any court, administrative agency, commission or other government or public agency of the Republic of Panama or any of its political divisions or any other country, with regard to the execution and compliance of this agreement by THE DEBTOR.
f.- That the obligations undertaken by THE DEBTOR by virtue of this agreement are legal, valid and enforceable, as per its respective terms and conditions.

g. That THE DEBTOR is duly capable, according to all the applicable laws, decrees, regulations, agreements and provisions, and have all the authorizations, license, permits, consents, grants or similar resolutions from the respective national,state, provincial or municipal authorities of the Republic of Panama or any other country, that are relevant to perform their business and operations.

h.- That all the historic information provided by THE DEBTOR to THE BANK with regard to this agreement, including the financial statements of THE DEBTOR, is correct and true in all the important aspects.

i.- That to the date of this agreement, no substantial adverse change in the businesses, the financial situation or operationsof THE DEBTOR have occurred.

j.- That to the date of this agreement no judicial or administrative action of which THE DEBTOR is a party exist, that may have any substantial adverse effect on the financial situation of THE DEBTOR or that may in any substantial or adverse way affect the effectiveness of this agreement or the capacity of THE DEBTOR to fulfill its obligations under this agreement.

k.- That to the date of this agreement no sequestration, embargo or other precautionary measure exists against THE DEBTOR, that may have any substantial adverse effect on the financial situation of THE DEBTOR or that may in any substantial or adverse way affect the effectiveness of this agreement or the capacity of THE DEBTOR to fulfill its obligations under this agreement.

1. - That to the date of this agreement no pending sentence, order, resolution, prohibition, fine or penalty exists against THE DEBTOR that may have a substantial adverse effect on the financial situation of THE DEBTOR, or that may substantially or adversely affect the validity of this agreement or the capacity of THE DEBTOR to fulfill its obligations under this Agreement. 11.- That to the date of this agreement, THE DEBTOR has not incurred in any significant noncompliance of any law, decree, rules or regulation of the Republic of Panama or any other country.

 m. That to the date of this agreement, THE DEBTOR has truly and fully presented all the statements and reports referring to taxes, rates, duties and contributions, whether national, municipal or of any other nature that may fall on THE DEBTOR or its property and assets, as per that required by the applicable laws and regulations of the Republic of Panama.

n—That to the date of this agreement, THE DEBTOR is up to date on the payment of all duties, rates, taxes and other contributions of a similar nature, whether national, municipal or of any other nature, that may fall on THE DEBTOR, its properties or its assets or any part of such, except for those taxes being disputed, in good faith, through the appropriate procedures and for which appropriate reserves are kept.

ñ.- That to the date of this agreement, THE DEBTOR is up to date with its obligations regarding the Social Security Institute, except for those obligations that are being disputed,in good faith, through the appropriate procedures and for which appropriate reserve is kept.

EIGHTH (Conditions Prior to Disbursement):  It is hereby expressly understood that before the disbursement deriving from this agreement, it is necessary for the following preceding acts or events to take place:

a. That THE DEBTOR submit to THE BANK an appraisal in a format and content satisfactory to THE BANK, confirming the estimated market value of the land to be mortgaged, that is to say SIXTEEN MILLION DOLLARS (us$165,000,000.00) in official currency of the United States of America;

b. That THE DEBTOR submit to THE BANK the corporate resolutions required to authorize the entering into of the agreement contained in this public deed and the establishment of its guarantees as well as the authorization for the individual to sing the agreementand its guarantees

c. That this agreement be entered into in a manner acceptable to THE BANK;--

d. That no grounds for Early Expiration are set out in this agreement:-

e. That no substantial adverse change in the business, the financial situation or operations of THE DEBTOR or its subsidiaries has occurred; or if any financial, political or economic situation, whether national or international, should occur giving THE BANK fundamental reasons to conclude that THE DEBTOR will be unable, or incapable, or complying with or observing the normal course of its obligations under this agreement;

f- That as of the date on which the last financial statement of THE DEBTOR was delivered, such have not incurred in any substantial loss whatsoever, nor in any additional obligation that may substantially and adversely affect the financial situation of THE DEBTOR;

NINTH (Affirmative Obligations): Except in the case that THE BANK shall otherwise expressly and in writing so authorize, and until THE DEBTOR has fully and completely fulfilled all the obligations undertaken or to be undertaken through this means, THE DEBTOR is additionally compelled to do the following:

a. Provide THE BANK, one hundred and twenty (120) calendar days after the end of each fiscal year, at the latest, the consolidated and audited financial statements of the companies conforming the PriceSmart, Inc. group and non consolidated statements ofTHE DEBTOR and its subsidiaries and affiliates corresponding to such period, all in accordance with the US GAAP (“Generally Accepted Accounting Principles- United States”).

b. To provide THE BANK with a non audited copy of the consolidated financial statements of the corporations conforming the PriceSmart, Inc. group and nonconsolidated statements of THE DEBTOR, its subsidiaries and affiliates, forty-five (45) calendar days after the end of each quarter, at the latest.

c. Notify THE BANK, immediately and in writing,of any event or situation that may affect the fulfillment of its obligations. ----

d. Provide THE BANK any other financial information that it may require at any time.

e. Pay all the taxes, rates and other contributions of an analogous nature on when such are due.

f. Pay all its Social Security obligations.

g. Comply with all the applicable and material laws, decrees,rules and regulations.

h. Keep all authorizations, licenses, permits, consents, grantsor similar resolutions issued in its favor by the respective Panamanian authorities, whether national state, provincial or municipal, or of any other country, that are necessary of important to do business and perform its operations, in effect and up to date.

i. Keep it commitments with third parties up to date.

j. Submit a duly signed Quarterly Compliance Certificate to THE BANK within forty-five (45) calendar days following the end of each quarter. The Quarterly Compliance Certificate must include calculations of the Financial Situations, as well as a statement signed by the General Manager indicating that THE DEBTOR is of is not fulfilling the loan conditions.

k. THE DEBTOR shall employ its best efforts so that the bank accounts and services of THE DEBTOR are managed through THE BANK.

1. THE DEBTOR shall employ its best efforts so that the company PriceSmart, Inc. irrevocably and unconditionally subordinates the current and future accounts payable held in favor of THE DEBTOR, that are not related to the financing of the current assets, such as inventories,accounts receivable and other current assets, in favor of THE BANK.

m. THE DEBTOR hereby irrevocably and unconditionally hands over the lease rental derived from the Lease Agreements that THE DEBTOR enters into with third parties on the commercial spaces located within their properties, in the Republic of Panama, in favor of THE BANK. n. Notify THE BANK in the event that THE DEBTOR is sued for a sum of more than ONE MILLION DOLLARS (us$1,000,000.00), in official currency of the United States of America, and if the lawsuit is covered by the insurance policy covering the defense and indemnification for up to such sum.

TENTH (Non-affirmative Obligations): Except with the prior and written authorization of THE BANK, and until THE DEBTOR has fully and faithfully fulfilled all the obligations undertaken or to be undertaken by this means, THE DEBTOR is compelled not to carry out any of the following acts or transactions without obtaining the prior written consent of THE BANK:

a. To be dissolved.

b. To be merged or consolidated.

c. Change its share structure.

d. Perform modifications regarding the nature of its operations.

e. Pay dividends, provide loans to its executives, shareholders, affiliates and/or subsidiaries or perform any other form of distributions of its profits, unless all the obligations of THE DEBTOR are up to date regarding payment and the fulfillment of all the conditions it maintains with THE BANK.

f. To perform important modifications to the policies and procedures of the company.

g. To incur in or be in noncompliance with regard to its obligations with suppliers, affiliates and related companies, as well as their tax obligations.

h. To ensure and endorse future third party obligations,including those of the affiliates and/or subsidiaries, except for those deriving from the normal line of business.

i. To enter into loan facilities without obtaining prior due authorization from the BANK

j. To enter into loan facilities with other financial institutions in conditions that are more favorable than those granted to THE BANK in this public deed. In the event that this should occur, THE DEBTOR commits to providing THE BANK with additional guarantees so that this loan is in equal of better conditions than the other financial institions.

k. Sell, lease, exchange, mortgage, pawn or in any way transfer or tax its assets

ELEVENTH (Financial Status): While this loan is in effect and until it is paid for in its entirely, THE DEBTOR is compelled to:

The Financial Debt relation with EBITDA (Profits prior to interests, taxes, depreciation, repayment and any other expense proceeding from the head office that does not represent a cash outlet) shall be a maximum of three point zero: one point zero (3.0:1.0) at any time, calculated quarterly and annually, taking the last twelve months as a basis. For such effects, the total Financial Debt shall be understood as the sums originated by the bank undertakings, bonds, overdrafts, and other liabilities generating the payment of interests, excluding any debt subordinated to this agreement b. The EBITDA relation (Profits before interests, taxes, depreciation, repayment and other expense proceeding from the head office that does not represent a cash outlet)/monetary portion of the long-term debt plus interests must be greater than or equal to two point five: one point zero (2.5:1.0), calculated quarterly and annually, taking the last twelve months as a basis. c. THE DEBTOR must at all times reflect a tangible net capital (The Company Capital minus intangibles and accounts receivable to related and affiliated companies plus the subordinated debt) greater than or equal to TWENTY-SEVEN MILLION DOLLARS (US$27,000,000.00) in official currency of the United States of America.  d. The maximum consolidated financial debtof PriceSmart Inc. may not be greater than ONE HUNDRED MILLION DOLLARS (US$100,000,000.00),in official currency of the United States of America.

TWELFTH (Causes for early termination):THE BANK may consider the sums owned by THE DEBTOR for the concept of this loan to have expired without requiring any notice, upon the occurrence of any of the following:  a)If THE DEBTOR defaults with regard to any payment to capital and interests set out in this agreement; b) In the event that THE DEBTOR is sued, or transfers its property o declared to be bankrupt or meeting of creditors, at its request or that of third parties or dissolved as a company; c) If THE DEBTOR does not deliver to THE BANK, at the time that such requires it, the clearance certificate regarding any national or municipal tax, rate or contribution, corresponding to an autonomous or semiautonomous institution or any other taxing THE DEBTOR or THE MORTGAGED PROPERTY, and if such noncompliance is not rectified within sixty (60 calendar days following the date on which THE BANK so requested; d)If THE DEBTOR were sequestrated or embargoed with regard to its businesses or any of its properties, whether real or personal;  e) If THE DEBTOR does not fulfill any third party obligation or violates any guarantee, mortgage, surety, chattel mortgage or any other collateral or personal mortgage agreements which sum is greater than ONE MILLION DOLLARS (US$1,000,000.00)in official currency of the United States of America;  f) If THE DEBTOR does not fulfill any of its obligations stated in this agreement, including, but not limited to, Representationsand Guarantees, Affirmative Conditions, Non Affirmative Conditions or Financial Conditions;---- g) Noncompliance by THE DEBTOR regarding a judicial sentence or final arbitration award not subject to remedies or appeal; h)If THE DEBTOR or any of its affiliated, subsidiary and/or related companies were in arrears or any of its present or future obligations with and owed to THE BANK were declared to have expired; i)f THE DEBTOR modifiesITS shareholding composition without the prior consent of THE BANK; j) In the event that any information provided by THE DEBTOR to THE BANK proves to be false; k) If a substantially adverse change takes place in the business, financial condition or operations of THE DEBTOR, or if any circumstance of a financial, political or economic nature, whether national or international should arise, giving THE BANK a reasonable basis to conclude that THE DEBTOR cannot or will be incapable of fulfilling and observing its obligations under this agreement.  l) In the event that any of the causes for early expiration agreed on in the joint cross- guarantee agreements and that are established by PRICESMART HONDURAS, S.A., INMOBILIARIA PRICESMART, S.A. DE C.V. and PRICESMART EL SALVADOR, S.A. DE C.V. and that likewise guarantee the facilities contained in this deed.

THIRTEENTH (Balance Certifications):  For the effects of engaging in a proceeding against THE DEBTOR, as well as for all the other effects of this agreement, the parties agree that the obligations of THE DEBTOR stated in the books of THE BANK shall be held as true and correct, according to THE DEBTOR's statement, and thus the certification issued by THE BANK regarding the amount and the enforceability of the balance owed, once reviewed or certified by the Certified Public Accountant shall be regarded with full faith in trial and administer the right of execution, holding the sum stated in such certification as clear, settled and enforceable. All of the above, without detriment to the actions and rights corresponding to THE DEBTOR’ s defense, during the executive proceedings established for such purpose.

FOURTEENTH (Waivers) THE DEBTOR waives its domiciliary right and to executive proceedings in the event that THE BANK should need to resort to the courts of justice to collect this loan. Likewise, THE DEBTOR agrees that in the event that it should auction THE MORTGAGED PROPERTY, such shall be carried out based on the sum for which the respective request in the court is submitted.

FIFTEENTH (Compensation and chattle mortgage): THE BANK, by means of debiting and without requiring prior notice, may extra judicially indemnify any sum that THE DEBTOR has deposited in THE BANK in its name, whether for a fixed term, checking account, savings account or of any other type, so as to ascribe such payment to any balance pertaining to capital, interests, commissions, administrative management charges relating to payments in arrears, expenses or premiums that THE DEBTOR owes THE BANK, regarding the approved facility. THE DEBTOR, in advance, authorizes the compensation performed by THE BANK in the before mentioned terms. Additionally, in the event of delays in payment, THE BANK may withhold all the properties, money, credits and values owned by THE DEBTOR that are deposited with, held by, possessed by, under the custody of or retained by THE BANK, which, as of the moment of the delay, shall be immediately pawned in favor of THE BANK, and the latter, consequently, may request the judicial sale of such in order to pay all the owed sums with the proceeds of such or exercise its right to indemnification.

SIXTEENTH (Transfers):The parties agree that THE BANK, at its complete discretion and when it considers it convenient, may sell, transfer or assign the loan, whether fully or partially and other rights of THE BANK emanating from this agreement to any other holder, and THE BANK shall not be required to provide any type of notice, previous or subsequent, to THE DEBTOR and will also not need to require or receive any approval whatsoever from THE DEBTOR. With the stated object, THE BANK is hereby authorized by THE DEBTOR, in advance, to provide to any BUYER, assignee or acquirer of the loan and other rights of THE BANK emanating from this agreement, or anyone eventually interested in the purchase, assignment or acquisition of the referred to loans and rights, every document and information relating to the loan and/or rights, to the financial situation of THE DEBTOR and the loan status and other rights of THE BANK emanating from this agreement and all information that THE BANK considers convenient to facilitate the sale, assignment or transfer to any other holder of the loan and other rights of THE BANK emanating from this agreement, and THE DEBTOR expressly releases THE BANK from any consequence produced by THE BANK's exercise of the right to provide the documents and information referred to in this clause. Despite the before stated, the documentation identified as "Confidential" must be kept in strict confidentiality and be returned upon the request of THE DEBTOR.

SEVENTEEN: (Indemnification): THE DEBTOR shall indemnify THE BANK, its respective employees, directors, executives, shareholders or agents for any loss, cost or expense incurred in by THE BANK as a result of the inaccuracy or falseness of the statements made by THE DEBTOR. This obligation shall subsist for a period of two years following the date on which this agreement expires or the date on which THE DEBTOR has paid the owed sums in full, as per the terms and conditions of this agreement, whichever should first occur.

EIGHTEENTH (ImpactS of allowing for noncompliance): The non fulfillment by THE DEBTOR of the obligations undertaken with THE BANK by virtue of this document or the imperfect or different fulfillment of such with regard to that agreed on, by THE DEBTOR, without THE BANK requiring the precise and faithful fulfillment of such obligations, whether judicially or extra judicially, does not imply nor shall be deemed as a modification of the terms of this agreement, or as an acceptance, by THE BANK, of imperfect, late or different fulfillment than that agreed on and shall also not be considered as a waiver of the contractual or legal rights corresponding to THE BANK against THE DEBTOR and shall not prevent THE BANK, in the future or at any time, when it considers it pertinent to judicially or extra judicially require THE DEBTOR to fulfill the obligations greed on by THE DEBTOR with THE BANK or to exercise the contractual or legal rights hold by THE BANK.

NINETEENTH (Effects of the invalid stipulation): The contracting parties hereby understand and agree that if any of the stipulations of this agreement should be invalidated in accoradance with the laws of the Republic of Panama, such voidness shall not invalidate the entire agreement, but rather such shall be construed as if it did not include the stipulation(s) declared to be invalid and the rights and obligations of the contracting parties shall be construed and observed as legally appropriate.

TWENTIETH (Notices): All notices or notifications required in accordance with this agreement shall be provided in wirting adn personally delivered or delivered by mail to the party to which such notice is provided, to the following addresses: a) THE BANK: Apartado Postal número cero ocho uno seis- cero uno nueve nueve nueve (0816-01999), Panamá cinco (5), República de Panamá.  b) THE DEBTOR: Apartado Postal número cero ocho tres dos guión dos cuatro cuatro tres (0832-2443) WTC, Panamá, República de Panamá, and a copy to PriceSmart, Inc, nine seven four zero (9740), Scranton Road,San Diego, California, nine two one two one (92121), United States of America.  It is hereby understood and agreed thatin the event that the notice or notification is sent by mail, such shall be understood as being delivered once a term of three(3) workdays have elapsed as of the day on which such notice has been deposited in the mail. The receipt issued by the Postal Office shall constitute sufficient proof of the sending of the notice or notification and its date.

TWENTY-FIRST (Expenses): THE DEBTOR shall bear all expenses relatingto the entering into, execution and/or adminsitration of this agreement, including fiscal stamps, expenses and Notary rights, lawyer fees, funding breakage costs, judicial and extra judicial lawyer expenses or others and the costs that are judicially or extra judicially caused by the delayed payment of THE DEBTOR.

TWENTY-SECOND (Applicable law and jurisdiction): This agreement shall be governed by and construed in accordance with, the laws of the Republic of Panama. Any dispute or conflict arising from this agreement shall be submitted to the courts of jutice of the Republic of Panama. THIRTEENTH (Headings): The inscriptions or terms appearing in parenthesis and/or in capital letters, in the clauses of this agreement, have been so inserted for the convenience and ease of reference of the reader and the defined terms shall have the same meaning whether in plural or singular.

TWENTY-FOURTH (Acceptance): THE BANK states to accept that obligations undertaken by THE DEBTOR through this document, in the terms herein provided as well as the FIRST MORTGAGE and ANTICHRESIS and other rights constituted in its favor in this public deed. Minutes endorsed by the Firm FABREGA, MOLINO & MULINOABOGADOS, domiciled in Panama City, Republic of Panama.  (Signed) illegible signature.

I have informed the appearing parties that the copy of this public deed must be registered, and have read this instrument before the instrumental witnesess CECILIA MUÑOZ, with identity card Number three-ninety seven- five hundred and seventy six (3-97-576) and ANALIDA de DE LA CRUZ, with identity card number eight-one hundred and seventy-seven- seven (8-177-7), of legal age and neighbors of this city, and who are of my acquaintance and capable, and who found the instrument to be in accordeance, approved of such and tighter we signed this instrument certifying such before me, to which I attest. This Deed contained in the formal records of the Notary pertaining to this year,bears the order number

BRENDA DE McCULLOUGH                ERIC TORRES

CECILIA MUNOZ ANALIDA de DE LA CRUZ

BRENDA DE MCULLOUGH                     ERIC TORRES